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Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109955 and 333-57138) and on Form S-8 (File Nos. 333-32543, 333-80457 and 333-32868) of The Hertz Corporation of our report dated April 4, 2006, except for Financial Statement Schedule I, as to which the date is April 28, 2006, and Note 1A, as to which the date is July 14, 2006, relating to the Predecessor financial statements and financial statement schedules, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 14, 2006

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109955 and 333-57138) and on Form S-8 (File Nos. 333-32543, 333-80457 and 333-32868) of The Hertz Corporation of our report dated April 4, 2006, except for Financial Statement Schedule I, as to which the date is April 28, 2006, relating to the Successor financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 14, 2006

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  Exhibit 23.1
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM